Semiannual Report

                                                  (RIVERSOURCE INVESTMENTS LOGO)

RIVERSOURCE(R)
DISCIPLINED INTERNATIONAL EQUITY FUND

SEMIANNUAL REPORT FOR
THE PERIOD ENDED
APRIL 30, 2007


RIVERSOURCE DISCIPLINED
INTERNATIONAL EQUITY FUND SEEKS TO
PROVIDE SHAREHOLDERS WITH
LONG-TERM CAPITAL GROWTH.

LETTER TO SHAREHOLDERS
In this report and going forward, Stephen Lewis, Chairman of the RiverSource Funds' Boards (Boards), and Patrick Bannigan, President of RiverSource Funds, are co-authors of this letter to shareholders. Information about them is highlighted below:

- Stephen Lewis, Chairman of the Boards, is President Emeritus and Professor of Economics at Carleton College.

- Patrick Bannigan, President of RiverSource Funds, is Senior Vice President -- Asset Management for RiverSource Investments, LLC. Before joining RiverSource Investments in 2006, he was Managing Director and Global Head of Product at Morgan Stanley Investment Management.

Dear Fellow RiverSource Funds Shareholder:

As newly appointed in our respective roles as Chairman of the Boards and President of RiverSource Funds, we are committed to continuing the successful leadership efforts of Ted Truscott, a member of the Boards and Chief Investment Officer of RiverSource Investments, LLC; and Governor Arne Carlson, who served as Chairman of the Boards for eight years and will continue to serve on the Boards.

As RiverSource Funds shareholders, we want our investments to deliver consistent, competitive investment performance that can help us achieve our financial goals. We are sure you feel the same way. We are pleased to report that the investment management teams at RiverSource Investments have delivered on our expectations. As a result, many of our funds are receiving positive recognition in the financial media.

When discussing your financial plans with your advisor, we encourage you to take a long-term view. The economy is cyclical and markets are inherently volatile, so there will be periods when economic or market conditions may appear to throw a wrench into any portfolio. A diversified mutual fund portfolio and an experienced financial advisor can help keep your plan on track and also keep your expectations in line with current market realities.

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THIS PAGE IS NOT PART OF THE SEMIANNUAL REPORT

Being an informed investor is a key component to your overall investing success. The information contained in this report can help "connect the dots" so you can see how your fund performed in the context of the broader market. While this shareholder report looks back over a specific period of time, current performance information is always available online at riversource.com/funds.

We value your connection with RiverSource Funds and strive to provide the performance, service and information that can help move you closer to your financial goals.

/s/ STEPHEN R. LEWIS, JR.
Stephen R. Lewis, Jr.
Chairman of the Boards

/s/ PATRICK T. BANNIGAN

Patrick T. Bannigan
President, RiverSource Funds

Past performance does not guarantee future results.

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                                  THIS PAGE IS NOT PART OF THE SEMIANNUAL REPORT

TABLE OF CONTENTS

Fund Snapshot.......................      3

Performance Summary.................      5

Questions & Answers
   with Portfolio Management........      7

Fund Expenses Example...............     11

Investments in Securities...........     14

Financial Statements................     23

Notes to Financial Statements.......     29

Proxy Voting........................     47

          (DALBAR LOGO)

The RiverSource mutual fund
shareholder reports have been
awarded the Communications Seal
from Dalbar Inc., an independent
financial services research firm.
The Seal recognizes communications
demonstrating a level of
excellence in the industry.

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 2 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

FUND SNAPSHOT AT APRIL 30, 2007

FUND OBJECTIVE

RiverSource Disciplined International Equity Fund (the Fund) seeks to provide shareholders with long-term capital growth.

COUNTRY BREAKDOWN

Percentage of portfolio assets
(PIE CHART)

UNITED KINGDOM                   NETHERLANDS          JAPAN            FRANCE            GERMANY          AUSTRALIA
--------------                   -----------          -----            ------            -------          ---------
20.3                                12.50             10.30             9.70              7.60              6.50

OTHER(1)
--------------
33.10


(1) Includes United States 4.9%, Sweden 4.5%, Italy 3.5%, Spain 2.8%, Hong Kong 2.2%, Switzerland 2.2%, Norway 1.8%, Belgium 1.7%, Finland 1.7%, Singapore 1.5%, Denmark 0.8%, Austria 0.5%, Portugal 0.2%, Bermuda 0.1%, Greece 0.1%, Ireland 0.1% and Cash & Cash Equivalents 4.5%.

TOP TEN HOLDINGS

Percentage of portfolio assets

iShares MSCI Emerging Markets Index
   Fund (United States)               4.4%
Royal Dutch Shell Series A
   (Netherlands)                      4.3%
ABN AMRO Holding (Netherlands)        2.8%
Vodafone Group (United Kingdom)       2.7%
DaimlerChrysler (Germany)             2.2%
Eni (Italy)                           1.9%
Honda Motor (Japan)                   1.8%
BNP Paribas (France)                  1.7%
Arcelor Mittal (Netherlands)          1.7%
Hitachi (Japan)                       1.4%

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

International investing involves increased risk and volatility due to potential political and economic instability, currency fluctuations, and differences in financial reporting and accounting standards and oversight. Risks are particularly significant in emerging markets.

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  RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  3

FUND SNAPSHOT AT APRIL 30, 2007

STYLE MATRIX
(STYLE MATRIX GRAPHIC)

STYLE
VALUE     BLEND    GROWTH
            X            LARGE
                         MEDIUM    SIZE
                         SMALL

Shading within the style matrix indicates areas in which the Fund generally invests.

The style matrix can be a valuable tool for constructing and monitoring your portfolio. It provides a frame of reference for distinguishing the types of stocks or bonds owned by a mutual fund, and serves as a guideline for helping you build a portfolio.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.
PORTFOLIO MANAGERS

                           YEARS IN INDUSTRY
Dimitris Bertsimas,               14
   Ph.D.
Alexander Sauer-Budge,             4
   Ph.D.

FUND FACTS

                        TICKER SYMBOL   INCEPTION DATE
Class A                        --          05/18/06
Class B                        --          05/18/06
Class C                        --          05/18/06
Class I                     RSDIX          05/18/06
Class R4(1)                    --          05/18/06
Class W                     RDIWX          12/01/06
(1) Effective Dec. 11, 2006, Class Y was renamed Class
    R4.
Total net assets                        $242.5 million
Number of holdings                              253

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 4 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

PERFORMANCE SUMMARY

                             PERFORMANCE COMPARISON
                 For the six-month period ended April 30, 2007

                                  (BAR CHART)

RiverSource Disciplined International Equity Fund      +17.02

MSCI EAFE Index                                        +15.68

Lipper International Large-Cap Core Funds Index        +15.91

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds.

The 5.75% sales charge applicable to Class A shares of the Fund is not reflected in the bar chart. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes.

It is not possible to invest directly in an index.

(1) The Morgan Stanley Capital International (MSCI) EAFE Index, an unmanaged index, is compiled from a composite of securities markets of Europe, Australia and the Far East. The index is widely recognized by investors in foreign markets as the measurement index for portfolios on non-North American securities. The index reflects reinvestment of all distributions and changes in market prices.
(2) The Lipper International Large-Cap Core Funds Index includes the 10 largest international large-cap core funds tracked by Lipper Inc. The index's returns include net reinvested dividends.

ANNUAL OPERATING EXPENSE RATIO (AS OF THE CURRENT PROSPECTUS)

                                                  TOTAL                   NET EXPENSES(A)
Class A                                           1.92%                        1.50%
Class B                                           2.69%                        2.27%
Class C                                           2.69%                        2.27%
Class I                                           1.57%                        1.15%
Class R4(b)                                       1.75%                        1.33%
Class W(c)                                        1.92%                        1.50%

(a) The investment manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until Oct. 31, 2007, unless sooner terminated at the discretion of the Fund's Board. Any amounts waived will not be reimbursed by the Fund. Under this agreement, net fund expenses, before giving effect to any performance incentive adjustment, will not exceed 1.50% for Class A, 2.27% for Class B, 2.27% for Class C, 1.15% for Class I, 1.33% for Class R4 and 1.50% for Class W.
(b)  Effective Dec. 11, 2006, Class Y was renamed Class R4.
(c) Inception date for Class W is Dec. 1, 2006, expenses are based on estimated amounts for the current fiscal year.

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  RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  5

PERFORMANCE SUMMARY

AVERAGE ANNUAL TOTAL RETURNS

AT APRIL 30, 2007
                                                   SINCE
WITHOUT SALES CHARGE                 6 MONTHS*   INCEPTION
 Class A (inception 5/18/06)          +17.02%     +24.78%
 Class B (inception 5/18/06)          +16.48%     +23.81%
 Class C (inception 5/18/06)          +16.50%     +23.83%
 Class I (inception 5/18/06)          +17.16%     +25.05%
 Class R4** (inception 5/18/06)       +16.99%     +24.87%
 Class W (inception 12/1/06)             N/A      +13.49%*

WITH SALES CHARGE
 Class A (inception 5/18/06)          +10.30%     +17.60%
 Class B (inception 5/18/06)          +11.48%     +18.81%
 Class C (inception 5/18/06)          +15.50%     +22.83%

AT MARCH 31, 2007
                                                   SINCE
WITHOUT SALES CHARGE                 6 MONTHS*   INCEPTION
 Class A (inception 5/18/06)          +18.02%     +20.07%
 Class B (inception 5/18/06)          +17.67%     +19.33%
 Class C (inception 5/18/06)          +17.69%     +19.35%
 Class I (inception 5/18/06)          +18.28%     +20.33%
 Class R4** (inception 5/18/06)       +18.22%     +20.27%
 Class W (inception 12/1/06)             N/A       +9.30%*

WITH SALES CHARGE
 Class A (inception 5/18/06)          +11.23%     +13.16%
 Class B (inception 5/18/06)          +12.67%     +14.33%
 Class C (inception 5/18/06)          +16.69%     +18.35%

Class A share performance reflects the maximum sales charge of 5.75%. Class B share performance reflects a contingent deferred sales charge (CDSC) applied as follows: first year 5%; second and third years 4%; fourth year 3%; fifth year 2%; sixth year 1%; no sales charge thereafter. Class C shares may be subject to a 1% CDSC if shares are sold within one year after purchase. Sales charges do not apply to Class I, Class R4 and Class W shares. Class I and Class R4 are available to institutional investors only. Class W shares are offered through qualifying discretionary accounts.

  * Not annualized.
 ** Effective Dec. 11, 2006, Class Y was renamed Class R4.

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 6 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

QUESTIONS & ANSWERS WITH PORTFOLIO MANAGEMENT

Below, portfolio managers Dimitris Bertsimas and Alexander Sauer-Budge for RiverSource Disciplined International Equity Fund discuss the Fund's results and positioning for the six months ended April 30, 2007.

At April 30, 2007, approximately 65% of the Fund's shares were owned in aggregate by affiliated funds-of-funds managed by RiverSource Investments, LLC (RiverSource). As a result of asset allocation decisions by RiverSource, it is possible RiverSource Disciplined International Equity Fund may experience relatively large purchases or redemptions from affiliated funds-of-funds (see page 37, Class I capital share transactions for related activity during the most recent fiscal period). RiverSource seeks to minimize the impact of these transactions by structuring them over a reasonable period of time. RiverSource Disciplined International Equity Fund may experience increased expenses as it buys and sells securities as a result of purchases or redemptions by affiliated funds-of-funds. For more information on the Fund's expenses, see the discussions beginning on pages 11 and 34.

Q: How did RiverSource Disciplined International Equity Fund perform during the six months ended April 30, 2007?

A: RiverSource Disciplined International Equity Fund's Class A shares increased
   17.02% (excluding sales charge) during the six months ended April 30, 2007. The Fund outperformed its benchmark, the Morgan Stanley Capital International EAFE Index (MSCI Index), which increased 15.68%. The Fund also outperformed the Lipper International Large-Cap Core Funds Index, which increased 15.91%, representing the Fund's peer groups, during the same period.

   DURING THE REPORTING PERIOD, ALL THREE QUANTITATIVE MODELS OUTPERFORMED THE MSCI INDEX, LED BY THE MOMENTUM MODEL.


Q: What factors most significantly affected the Fund's performance?

A: The Fund's performance was driven primarily by the performance of the three quantitative investment models -- momentum, value and quality-adjusted value -- we employ in selecting stocks for the Fund's portfolio. The three models choose the international stocks for the portfolio, and we then weight the stocks chosen. During the reporting period, all three quantitative models outperformed the MSCI Index, led by the momentum model. We believe the

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  RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  7

QUESTIONS & ANSWERS

   style diversification provided by the three very different quantitative models may be a significant investment advantage.

   - The momentum model is designed to single out groups of companies that appear to be having improving prospects based on the pattern of stock returns observed over history.

   - The value model is designed to select undervalued stocks based on proprietary estimates of future corporate earnings.

   - The quality-adjusted value model is designed to select undervalued securities by adjusting the valuations of stocks to take into account each stock's historical earnings stability and debt load.

   In seeking to manage risk associated with international equity investing, we use a proprietary risk management system that allows us to manage the Fund's exposure to several key factors, including country, region, industry, sector, market capitalization and portfolio turnover. We also use quantitative asset allocation models to determine the mix between developed international markets and emerging markets, and our tactical allocations to emerging markets were an important contributing factor to the Fund's results. The Fund's exposure to emerging markets shifted from approximately 10% of Fund net assets at the start of the period to 0% and then to about 5% of Fund net assets by the end of April. Both the allocation to emerging markets and the timing of weighting changes added value to the Fund for the period as a whole. Throughout the period, we used these and other techniques to seek to reduce the expected risk of the portfolio and to avoid large deviations from the MSCI Index.

   From a sector perspective, stock selection in the consumer discretionary and industrials sectors contributed positively as did a greater-than-MSCI Index exposure to consumer discretionary stocks. Having only a modest allocation to the strongly performing consumer staples sector detracted from performance, despite strong stock selection within the sector. Stock selection in health care also hurt the Fund's results.

--------------------------------------------------------------------------------

 8 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

QUESTIONS & ANSWERS

   Regionally, a significant allocation to and effective stock selection within Europe excluding UK particularly boosted performance. Within Europe, significant allocations to and effective stock selection within the Netherlands and France helped most. While the Fund's stock selection was also strong in Switzerland, this was more than offset by the detracting effect of the Fund's modest exposure to the strongly performing Swiss equity market. The Fund's position in Japan also hurt performance in spite of the Fund's prudently modest allocation and positive stock selection. Japan was one of the worst performing constituents in the MSCI Index during the period, and thus any allocation at all detracted from Fund results. From a market capitalization perspective, the Fund's mid-cap stocks helped its performance, while stock selection within the large-cap segment of the market detracted.

   Individual stocks that contributed most to the Fund's return were Dutch bank ABN-AMRO, a quality model selection; German auto manufacturers DaimlerChrysler and Volkswagen, the former selected by both the quality and value models, the latter selected by all three quantitative models; Dutch steel producer Arcelor Mittal, selected by both the momentum and quality models; and French tire manufacturer Michelin, selected by all three quantitative models.

   Stocks that detracted from the Fund's results most were Japanese commercial bank Shinsei Bank, selected by both the quality and value models; Japanese steel producer Nippon Steel, selected by the momentum model; Japanese electric appliances manufacturer SANYO Electric, selected by the quality model; U.K. diversified metals producer Rio Tinto, selected by all three quantitative models; and French insurance and financial services giant AXA, selected by the quality model.

Q: What changes did you make to the Fund's portfolio during the period?

A: As a result of consistent application of our disciplined investment process, the Fund's significant allocations to materials and energy decreased. The Fund's sizable position in Europe excluding the U.K. increased further, and its modest position in Japan was made even smaller. Finally, the Fund's emphasis on mid-cap and small-cap stocks was lessened and its exposure to large-cap stocks remained modest compared to the MSCI Index but was increased.

--------------------------------------------------------------------------------

  RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  9

QUESTIONS & ANSWERS

   WE BELIEVE THAT THE COMBINATION OF OUR THREE WELL-TESTED QUANTITATIVE MODELS SHOULD HELP US DELIVER VALUE RELATIVE TO THE MSCI INDEX OVER EXTENDED PERIODS OF TIME.


Q: What is the Fund's tactical view and strategy for the months ahead?

A: We believe our consistent use of multiple investment disciplines serves the Fund well in all investment environments over the long term, and the diversified portfolio is well positioned for any potential market conditions.

   Employing style diversification remains a critical advantage to the Fund. We believe that the combination of our three well-tested quantitative models should help us deliver value relative to the MSCI Index over extended periods of time. We are equally convinced of the merit of our multifaceted, disciplined approach to managing risk in the portfolio. We will continue our strategy of monitoring weightings as a risk control, so that no individual security, industry, sector, country or region becomes too large within the Fund's portfolio. We also intend to continue to employ the macroscopic aspects of our rigorous risk controls, including constraints on market capitalization, price, quality, turnover, transaction costs and more, as we seek to maintain the high quality of the Fund's portfolio.

Any specific securities mentioned are for illustrative purposes only and are not a complete list of securities that have increased or decreased in value. The views expressed in this statement reflect those of the portfolio manager(s) only through the end of the period of the report as stated on the cover and do not necessarily represent the views of RiverSource Investments, LLC (RiverSource) or any subadviser to the Fund or any other person in the RiverSource or subadviser organizations. Any such views are subject to change at any time based upon market or other conditions and RiverSource disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a RiverSource Fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any RiverSource Fund.

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 10 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

FUND EXPENSES EXAMPLE

(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, which may include management fees; distribution and service (12b-1) fees; and other Fund fees and expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. In addition to the ongoing expenses which the Fund bears directly, the Fund's shareholders indirectly bear the expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). The Fund's indirect expense from investing in the acquired funds is based on the Fund's pro rata portion of the cumulative expenses charged by the acquired funds using the acquired funds expense ratio as of the most recent shareholder report.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended April 30, 2007.

ACTUAL EXPENSES

The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES

The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

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 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  11

                                                                              DIRECT AND
                                                                DIRECT         INDIRECT
                              BEGINNING         ENDING         EXPENSES        EXPENSES
                            ACCOUNT VALUE   ACCOUNT VALUE     PAID DURING     PAID DURING
                            NOV. 1, 2006    APRIL 30, 2007   THE PERIOD(A)   THE PERIOD(B)
 Class A
   Actual(c)                   $1,000         $1,170.20         $ 7.64          $  7.75
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,017.75         $ 7.10          $  7.20
 Class B
   Actual(c)                   $1,000         $1,164.80         $12.08          $ 12.18
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,013.64         $11.23          $ 11.33
 Class C
   Actual(c)                   $1,000         $1,165.00         $12.02          $ 12.13
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,013.69         $11.18          $ 11.28
 Class I
   Actual(c)                   $1,000         $1,171.60         $ 6.25          $  6.35
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,019.04         $ 5.81          $  5.91
 Class R4
   Actual(c)                   $1,000         $1,169.90         $ 7.26(d)       $  7.37
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,018.10         $ 6.76(d)       $  6.86
 Class W
   Actual(e)                      N/A               N/A            N/A              N/A
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,017.26         $ 7.60          $  7.70

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 12 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

ANNUALIZED EXPENSE RATIOS

                                               FUND'S       ACQUIRED FUND
                                             ANNUALIZED       FEES AND      NET FUND
                                            EXPENSE RATIO     EXPENSES      EXPENSES
 Class A                                       1.42%            .02%         1.44%
 Class B                                       2.25%            .02%         2.27%
 Class C                                       2.24%            .02%         2.26%
 Class I                                       1.16%            .02%         1.18%
 Class R4                                      1.35%            .02%         1.37%
 Class W                                       1.52%            .02%         1.54%

(a) Expenses are equal to the Fund's annualized expense ratio for each class, multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).
(b) Expenses are equal to the Fund's annualized expense ratio for each class plus the acquired fund fees and expenses, multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).
(c) Based on the actual return for the six months ended April 30, 2007: +17.02% for Class A, +16.48% for Class B, +16.50% for Class C, +17.16% for Class I and +16.99% for Class R4.
(d) In September 2006, the Board approved renaming Class Y as Class R4, terminating the shareholder servicing agreement, revising the fee structure under the transfer agent agreement from an account-based fee to an asset-based fee, and adopting a plan administration services agreement. These changes were effective Dec. 11, 2006. In addition, the investment manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until Oct. 31, 2007, unless sooner terminated at the discretion of the Fund's Board, such that net expenses, (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment, will not exceed 1.33% for Class R4. Any amounts waived will not be reimbursed by the Fund. If these changes had been in place for the entire six-month period ended April 30, 2007, the actual and hypothetical expenses paid for Class R4 would have been the same as those presented in the table above.
(e) The actual values and expenses paid are not presented because Class W does not have a full six months of history. The inception date of Class W is Dec. 1, 2006.

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 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  13

INVESTMENTS IN SECURITIES

APRIL 30, 2007 (UNAUDITED)
(Percentages represent value of investments compared to net assets)

COMMON STOCKS (90.7%)(c)
ISSUER                                            SHARES                   VALUE(A)
AUSTRALIA (6.2%)
AIRLINES (0.2%)
Qantas Airways                                      128,752                $565,567
-----------------------------------------------------------------------------------

BIOTECHNOLOGY (0.6%)
CSL                                                  21,395               1,541,027
-----------------------------------------------------------------------------------

COMMERCIAL SERVICES & SUPPLIES (0.1%)
Brambles                                             28,404(b)              309,830
-----------------------------------------------------------------------------------

DIVERSIFIED TELECOMMUNICATION SERVICES (0.4%)
Telstra                                             248,582                 960,260
-----------------------------------------------------------------------------------

FOOD & STAPLES RETAILING (0.4%)
Woolworths                                           46,036               1,078,159
-----------------------------------------------------------------------------------

INSURANCE (0.4%)
QBE Insurance Group                                  42,825               1,085,943
-----------------------------------------------------------------------------------

METALS & MINING (1.7%)
BlueScope Steel                                      67,678                 671,931
Rio Tinto                                            10,745                 733,769
Zinifex                                             175,963               2,403,144
                                                                    ---------------
Total                                                                     3,808,844
-----------------------------------------------------------------------------------

REAL ESTATE INVESTMENT TRUSTS (REITS) (1.6%)
Centro Properties Group                              63,491                 491,247
DB RREEF Trust                                      558,575                 831,417
Macquarie Goodman Group                              57,025                 334,444
Mirvac Group                                         56,697                 246,163
Stockland                                           106,208                 756,199
Westfield Group                                      63,562               1,100,470
                                                                    ---------------
Total                                                                     3,759,940
-----------------------------------------------------------------------------------

REAL ESTATE MANAGEMENT & DEVELOPMENT (0.1%)
Lend Lease                                           14,436                 237,839
-----------------------------------------------------------------------------------

ROAD & RAIL (0.4%)
Toll Holdings                                        54,885                 999,625
-----------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)
AUSTRALIA (CONT.)

TRANSPORTATION INFRASTRUCTURE (0.3%)
Macquarie Airports                                   96,945                $319,348
Macquarie Infrastructure Group                       97,532                 305,638
                                                                    ---------------
Total                                                                       624,986
-----------------------------------------------------------------------------------

AUSTRIA (0.5%)
COMMERCIAL BANKS (0.1%)
Raiffeisen Intl Bank Holding                          1,085                 149,891
-----------------------------------------------------------------------------------

METALS & MINING (0.2%)
voestalpine                                           7,678                 515,696
-----------------------------------------------------------------------------------

OIL, GAS & CONSUMABLE FUELS (0.1%)
OMV                                                   4,668                 295,428
-----------------------------------------------------------------------------------

REAL ESTATE MANAGEMENT & DEVELOPMENT (0.1%)
IMMOFINANZ                                           11,252(b)              182,875
-----------------------------------------------------------------------------------

BELGIUM (1.6%)
CHEMICALS (0.1%)
Solvay                                                1,114                 176,347
-----------------------------------------------------------------------------------

COMMERCIAL BANKS (0.8%)
Dexia                                                20,021                 652,945
KBC Groep                                            10,238               1,354,383
                                                                    ---------------
Total                                                                     2,007,328
-----------------------------------------------------------------------------------

DIVERSIFIED FINANCIAL SERVICES (0.1%)
Fortis                                                3,326                 149,450
-----------------------------------------------------------------------------------

DIVERSIFIED TELECOMMUNICATION SERVICES (0.5%)
Belgacom                                             29,657               1,303,333
-----------------------------------------------------------------------------------

FOOD & STAPLES RETAILING (0.1%)
Delhaize Group                                        2,472                 237,317
-----------------------------------------------------------------------------------

BERMUDA (0.1%)
OIL, GAS & CONSUMABLE FUELS
Frontline                                             4,000                 149,724
-----------------------------------------------------------------------------------

See accompanying notes to investments in securities.
--------------------------------------------------------------------------------

 14 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)

DENMARK (0.8%)
BEVERAGES (0.1%)
Carlsberg Series B                                    2,425                $271,693
-----------------------------------------------------------------------------------

COMMERCIAL BANKS (0.3%)
Danske Bank                                          13,700                 639,976
-----------------------------------------------------------------------------------

ELECTRICAL EQUIPMENT (0.2%)
Vestas Wind Systems                                   6,300(b)              407,462
-----------------------------------------------------------------------------------

MARINE (0.2%)
AP Moller-Maersk                                         47                 530,990
-----------------------------------------------------------------------------------

FINLAND (1.6%)
DIVERSIFIED TELECOMMUNICATION SERVICES (0.1%)
Elisa Series A                                        5,285                 153,773
-----------------------------------------------------------------------------------

FOOD & STAPLES RETAILING (0.1%)
Kesko Series B                                        3,257                 225,940
-----------------------------------------------------------------------------------

INSURANCE (0.5%)
Sampo Series A                                       35,841               1,116,491
-----------------------------------------------------------------------------------

METALS & MINING (0.1%)
Outokumpu                                             7,464                 247,986
-----------------------------------------------------------------------------------

OIL, GAS & CONSUMABLE FUELS (0.2%)
Neste Oil                                            14,845                 524,080
-----------------------------------------------------------------------------------

PAPER & FOREST PRODUCTS (0.6%)
Stora Enso Series R                                  68,299               1,246,195
UPM-Kymmene                                          18,073                 445,367
                                                                    ---------------
Total                                                                     1,691,562
-----------------------------------------------------------------------------------

FRANCE (9.3%)
AIRLINES (0.4%)
Air France-KLM                                       16,977                 865,734
-----------------------------------------------------------------------------------

AUTO COMPONENTS (1.0%)
Michelin Series B                                    16,954               2,159,860
Valeo                                                 5,158                 296,321
                                                                    ---------------
Total                                                                     2,456,181
-----------------------------------------------------------------------------------

AUTOMOBILES (1.4%)
Peugeot                                              15,445               1,253,020
Renault                                              16,502               2,141,973
                                                                    ---------------
Total                                                                     3,394,993
-----------------------------------------------------------------------------------

BUILDING PRODUCTS (0.2%)
Compagnie de
 Saint-Gobain                                         5,239                 559,358
-----------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)
FRANCE (CONT.)

COMMERCIAL BANKS (2.7%)
BNP Paribas                                          34,396              $3,989,867
Credit Agricole                                      48,735               2,051,973
Societe Generale                                      2,663                 564,292
                                                                    ---------------
Total                                                                     6,606,132
-----------------------------------------------------------------------------------

CONSTRUCTION & ENGINEERING (0.3%)
VINCI                                                 4,080                 656,210
-----------------------------------------------------------------------------------

CONSTRUCTION MATERIALS (0.2%)
Lafarge                                               2,311                 375,144
-----------------------------------------------------------------------------------

DIVERSIFIED TELECOMMUNICATION SERVICES (0.4%)
France Telecom                                       32,979                 964,274
-----------------------------------------------------------------------------------

ELECTRICAL EQUIPMENT (0.1%)
ALSTOM                                                1,813(b)              269,541
-----------------------------------------------------------------------------------

FOOD & STAPLES RETAILING (0.4%)
Carrefour                                             7,371                 566,481
Casino Guichard Perrachon                             2,920                 313,653
                                                                    ---------------
Total                                                                       880,134
-----------------------------------------------------------------------------------

FOOD PRODUCTS (0.3%)
Groupe Danone                                         4,499                 739,644
-----------------------------------------------------------------------------------

HOTELS, RESTAURANTS & LEISURE (0.4%)
Accor                                                 6,085                 573,098
Sodexho Alliance                                      5,735                 454,527
                                                                    ---------------
Total                                                                     1,027,625
-----------------------------------------------------------------------------------

INSURANCE (0.1%)
CNP Assurances                                        2,454                 312,798
-----------------------------------------------------------------------------------

MULTILINE RETAIL (0.1%)
PPR                                                   1,160                 201,573
-----------------------------------------------------------------------------------

MULTI-UTILITIES (0.4%)
SUEZ                                                 15,685                 893,811
Veolia Environnement                                  1,909                 157,537
                                                                    ---------------
Total                                                                     1,051,348
-----------------------------------------------------------------------------------

REAL ESTATE INVESTMENT TRUSTS (REITS) (0.5%)
Klepierre                                             1,168                 225,211
Unibail                                               3,514                 973,934
                                                                    ---------------
Total                                                                     1,199,145
-----------------------------------------------------------------------------------

                            See accompanying notes to investments in securities.
--------------------------------------------------------------------------------

 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  15

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)
FRANCE (CONT.)

WIRELESS TELECOMMUNICATION SERVICES (0.4%)
Bouygues                                             12,972              $1,033,512
-----------------------------------------------------------------------------------

GERMANY (6.7%)
AIRLINES (0.2%)
Deutsche Lufthansa                                   13,040                 389,024
-----------------------------------------------------------------------------------

AUTOMOBILES (2.8%)
DaimlerChrysler                                      61,695               4,987,867
Volkswagen                                           12,282               1,854,217
                                                                    ---------------
Total                                                                     6,842,084
-----------------------------------------------------------------------------------

CHEMICALS (0.3%)
BASF                                                  6,980                 832,703
-----------------------------------------------------------------------------------

DIVERSIFIED FINANCIAL SERVICES (0.6%)
Deutsche Boerse                                       5,709               1,338,243
-----------------------------------------------------------------------------------

DIVERSIFIED TELECOMMUNICATION SERVICES (1.4%)
Deutsche Telekom                                    183,133               3,351,847
-----------------------------------------------------------------------------------

HOTELS, RESTAURANTS & LEISURE (0.2%)
TUI                                                  16,338                 448,530
-----------------------------------------------------------------------------------

MACHINERY (0.4%)
MAN                                                   7,265                 967,601
-----------------------------------------------------------------------------------

METALS & MINING (0.6%)
Salzgitter                                            3,109                 510,987
ThyssenKrupp                                         16,870                 900,911
                                                                    ---------------
Total                                                                     1,411,898
-----------------------------------------------------------------------------------

MULTI-UTILITIES (0.1%)
RWE                                                   3,400                 359,301
-----------------------------------------------------------------------------------

SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (0.1%)
Infineon Technologies                                16,035(b)              248,937
-----------------------------------------------------------------------------------

GREECE (0.1%)
COMMERCIAL BANKS
Piraeus Bank                                          8,592                 311,323
-----------------------------------------------------------------------------------

HONG KONG (2.1%)
AIRLINES (0.1%)
Cathay Pacific Airways                               55,000                 142,226
-----------------------------------------------------------------------------------

COMMERCIAL BANKS (0.3%)
Bank of East Asia                                   101,585                 623,512
-----------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)
HONG KONG (CONT.)

DISTRIBUTORS (0.1%)
Li & Fung                                           114,000                $354,179
-----------------------------------------------------------------------------------

DIVERSIFIED FINANCIAL SERVICES (0.2%)
Hong Kong Exchanges and Clearing                     44,500                 423,946
-----------------------------------------------------------------------------------

ELECTRIC UTILITIES (0.7%)
CLP Holdings                                         82,000                 598,965
HongKong Electric Holdings                          263,000               1,315,870
                                                                    ---------------
Total                                                                     1,914,835
-----------------------------------------------------------------------------------

MARINE (0.2%)
Orient Overseas Intl                                 46,500                 393,215
-----------------------------------------------------------------------------------

REAL ESTATE MANAGEMENT & DEVELOPMENT (0.3%)
Hang Lung Properties                                104,000                 308,091
Henderson Land Development                           39,000                 233,060
Swire Pacific Series A                               23,500                 268,353
                                                                    ---------------
Total                                                                       809,504
-----------------------------------------------------------------------------------

SPECIALTY RETAIL (0.2%)
Esprit Holdings                                      40,000                 484,803
-----------------------------------------------------------------------------------

IRELAND (0.1%)
BEVERAGES (--%)
C&C Group                                            10,629                 178,163
-----------------------------------------------------------------------------------

COMMERCIAL BANKS (0.1%)
Bank of Ireland                                       6,283                 134,834
-----------------------------------------------------------------------------------

ITALY (3.4%)
AUTOMOBILES (0.5%)
Fiat                                                 37,291(b)            1,095,411
-----------------------------------------------------------------------------------

COMMERCIAL BANKS (0.3%)
Banco Popolare di Milano Societa Cooperativa          9,624                 161,781
Unione di Banche Italiane                            16,436                 497,283
                                                                    ---------------
Total                                                                       659,064
-----------------------------------------------------------------------------------

DIVERSIFIED TELECOMMUNICATION SERVICES (0.7%)
Telecom Italia                                      681,272               1,733,289
-----------------------------------------------------------------------------------

See accompanying notes to investments in securities.
--------------------------------------------------------------------------------

 16 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)
ITALY (CONT.)

GAS UTILITIES (0.1%)
Snam Rete Gas                                        38,530                $246,077
-----------------------------------------------------------------------------------

OIL, GAS & CONSUMABLE FUELS (1.8%)
Eni                                                 132,808               4,403,934
-----------------------------------------------------------------------------------

JAPAN (9.8%)
AUTO COMPONENTS (0.3%)
Aisin Seiki                                          13,500                 443,870
Bridgestone                                          15,900                 322,441
                                                                    ---------------
Total                                                                       766,311
-----------------------------------------------------------------------------------

AUTOMOBILES (1.9%)
Honda Motor                                         122,400               4,203,797
Nissan Motor                                         61,700                 620,579
                                                                    ---------------
Total                                                                     4,824,376
-----------------------------------------------------------------------------------

CHEMICALS (0.2%)
Mitsui Chemicals                                     44,000                 365,129
-----------------------------------------------------------------------------------

COMMERCIAL BANKS (0.8%)
Mitsui Trust Holdings                                22,000                 198,750
Resona Holdings                                         177                 399,435
Shinsei Bank                                        315,000               1,358,243
                                                                    ---------------
Total                                                                     1,956,428
-----------------------------------------------------------------------------------

COMMERCIAL SERVICES & SUPPLIES (0.3%)
Dai Nippon Printing                                  53,000                 844,782
-----------------------------------------------------------------------------------

COMPUTERS & PERIPHERALS (0.2%)
Seiko Epson                                          14,500                 439,160
-----------------------------------------------------------------------------------

CONTAINERS & PACKAGING (0.1%)
Toyo Seikan Kaisha                                   12,700                 252,719
-----------------------------------------------------------------------------------

ELECTRONIC EQUIPMENT & INSTRUMENTS (1.4%)
Hitachi                                             442,000               3,356,762
-----------------------------------------------------------------------------------

HOUSEHOLD DURABLES (0.1%)
SANYO Electric                                      114,000(b)              182,177
-----------------------------------------------------------------------------------

LEISURE EQUIPMENT & PRODUCTS (0.1%)
FUJIFILM Holdings                                     7,500                 308,930
-----------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)
JAPAN (CONT.)

MARINE (0.5%)
Kawasaki Kisen Kaisha                                30,000                $325,811
Mitsui OSK Lines                                     50,000                 630,098
Nippon Yusen Kabushiki Kaisha                        19,000                 163,394
                                                                    ---------------
Total                                                                     1,119,303
-----------------------------------------------------------------------------------

METALS & MINING (0.6%)
JFE Holdings                                         11,000                 604,622
Nippon Steel                                        134,000                 864,480
                                                                    ---------------
Total                                                                     1,469,102
-----------------------------------------------------------------------------------

OIL, GAS & CONSUMABLE FUELS (0.3%)
Nippon Oil                                           82,000                 629,666
-----------------------------------------------------------------------------------

PHARMACEUTICALS (0.3%)
Daiichi Sankyo                                       21,300                 635,434
-----------------------------------------------------------------------------------

REAL ESTATE INVESTMENT TRUSTS (REITS) (0.4%)
Nippon Building Fund                                     67               1,082,958
-----------------------------------------------------------------------------------

REAL ESTATE MANAGEMENT & DEVELOPMENT (0.4%)
Mitsubishi Estate                                    31,000                 961,068
-----------------------------------------------------------------------------------

SOFTWARE (0.8%)
Nintendo                                              6,400               1,999,103
-----------------------------------------------------------------------------------

TRADING COMPANIES & DISTRIBUTORS (1.1%)
Mitsubishi                                           81,200               1,730,812
Mitsui & Co                                          38,000                 683,274
Sojitz                                               52,000                 196,498
                                                                    ---------------
Total                                                                     2,610,584
-----------------------------------------------------------------------------------

NETHERLANDS (12.0%)
CHEMICALS (0.1%)
Akzo Nobel                                            2,676                 214,739
-----------------------------------------------------------------------------------

COMMERCIAL BANKS (2.7%)
ABN AMRO Holding                                    135,665               6,581,602
-----------------------------------------------------------------------------------

DIVERSIFIED FINANCIAL SERVICES (0.9%)
ING Groep                                            46,202               2,104,219
-----------------------------------------------------------------------------------

DIVERSIFIED TELECOMMUNICATION SERVICES (0.4%)
Koinklijke (Royal) KPN                               51,102                 867,530
-----------------------------------------------------------------------------------

FOOD & STAPLES RETAILING (0.1%)
Koninklijke Ahold                                    22,956(b)              292,364
-----------------------------------------------------------------------------------

                            See accompanying notes to investments in securities.
--------------------------------------------------------------------------------

 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  17

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)
NETHERLANDS (CONT.)

FOOD PRODUCTS (0.6%)
Unilever                                             44,718              $1,364,513
-----------------------------------------------------------------------------------

INSURANCE (0.7%)
Aegon                                                76,983               1,588,695
-----------------------------------------------------------------------------------

MEDIA (0.3%)
Reed Elsevier                                        40,650                 764,007
-----------------------------------------------------------------------------------

METALS & MINING (1.6%)
Arcelor Mittal                                       73,721               3,940,039
-----------------------------------------------------------------------------------

OIL, GAS & CONSUMABLE FUELS (4.3%)
Royal Dutch Shell Series A                          289,097              10,041,371
Royal Dutch Shell Series B                           14,689                 517,256
                                                                    ---------------
Total                                                                    10,558,627
-----------------------------------------------------------------------------------

REAL ESTATE INVESTMENT TRUSTS (REITS) (0.3%)
Corio                                                 2,911                 257,850
Rodamco Europe                                        1,983                 292,002
Wereldhave                                            1,276                 184,570
                                                                    ---------------
Total                                                                       734,422
-----------------------------------------------------------------------------------

NORWAY (1.7%)
CHEMICALS (0.2%)
Yara Intl                                            16,100                 469,698
-----------------------------------------------------------------------------------

COMMERCIAL BANKS (0.4%)
DNB NOR                                              60,300                 860,576
-----------------------------------------------------------------------------------

DIVERSIFIED TELECOMMUNICATION SERVICES (0.2%)
Telenor                                              23,100                 430,025
-----------------------------------------------------------------------------------

INDUSTRIAL CONGLOMERATES (0.4%)
Orkla                                                74,500               1,188,013
-----------------------------------------------------------------------------------

OIL, GAS & CONSUMABLE FUELS (0.5%)
Norsk Hydro                                          18,750                 646,488
Statoil                                              18,350                 513,716
                                                                    ---------------
Total                                                                     1,160,204
-----------------------------------------------------------------------------------

PORTUGAL (0.2%)
ELECTRIC UTILITIES
Energias de Portugal                                 73,517                 402,259
-----------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)

SINGAPORE (1.4%)
AIRLINES (0.2%)
Singapore Airlines                                   48,000                $571,578
-----------------------------------------------------------------------------------

COMMERCIAL BANKS (0.4%)
Oversea-Chinese Banking                             197,000               1,157,659
-----------------------------------------------------------------------------------

DIVERSIFIED FINANCIAL SERVICES (0.1%)
Singapore Exchange                                   59,000                 282,864
-----------------------------------------------------------------------------------

DIVERSIFIED TELECOMMUNICATION SERVICES (0.2%)
SingTel                                             199,000                 432,185
-----------------------------------------------------------------------------------

INDUSTRIAL CONGLOMERATES (0.1%)
SembCorp Inds                                        53,000                 168,949
-----------------------------------------------------------------------------------

REAL ESTATE MANAGEMENT & DEVELOPMENT (0.4%)
CapitaLand                                           73,000                 403,847
City Developments                                    44,000                 460,804
                                                                    ---------------
Total                                                                       864,651
-----------------------------------------------------------------------------------

SPAIN (2.7%)
AIRLINES (0.1%)
Iberia Lineas Aereas de Espana                       49,917                 256,654
-----------------------------------------------------------------------------------

COMMERCIAL BANKS (0.3%)
Banco Bilbao Vizcaya Argentaria                       8,719                 208,453
Banco Popular Espanol                                25,307                 501,208
                                                                    ---------------
Total                                                                       709,661
-----------------------------------------------------------------------------------

CONSTRUCTION & ENGINEERING (0.3%)
ACS Actividades de Construccion y Servicios           7,471                 463,046
Fomento de Construcciones y Contratas                 1,383                 128,584
Sacyr Vallehermoso                                    4,667                 243,697
                                                                    ---------------
Total                                                                       835,327
-----------------------------------------------------------------------------------

ELECTRIC UTILITIES (0.3%)
Iberdrola                                            15,303                 758,493
-----------------------------------------------------------------------------------

ELECTRICAL EQUIPMENT (0.1%)
Gamesa Tecnologica                                    7,349                 253,160
-----------------------------------------------------------------------------------

GAS UTILITIES (0.3%)
Gas Natural SDG                                      15,346                 771,953
-----------------------------------------------------------------------------------

See accompanying notes to investments in securities.
--------------------------------------------------------------------------------

 18 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)
SPAIN (CONT.)

METALS & MINING (0.1%)
Acerinox                                              9,847                $232,457
-----------------------------------------------------------------------------------

OIL, GAS & CONSUMABLE FUELS (0.9%)
Repsol YPF                                           55,217               1,818,961
-----------------------------------------------------------------------------------

SPECIALTY RETAIL (0.3%)
Inditex                                              13,338                 820,451
-----------------------------------------------------------------------------------

SWEDEN (4.3%)
COMMERCIAL BANKS (0.2%)
Nordea Bank                                           9,500                 164,297
Svenska Handelsbanken Series A                        8,200                 250,029
                                                                    ---------------
Total                                                                       414,326
-----------------------------------------------------------------------------------

DIVERSIFIED TELECOMMUNICATION SERVICES (0.3%)
TeliaSonera                                         101,500                 821,600
-----------------------------------------------------------------------------------

HOUSEHOLD DURABLES (0.3%)
Electrolux Series B                                  30,600                 795,606
-----------------------------------------------------------------------------------

MACHINERY (2.5%)
Alfa Laval                                            5,000                 303,970
Sandvik                                              88,600               1,690,147
Scania Series B                                       7,650                 731,029
Volvo Series A                                       12,500(b)               46,649
Volvo Series A                                       62,500               1,240,052
Volvo Series B                                       89,000               1,747,051
Volvo Series B                                       17,800(b)               66,428
                                                                    ---------------
Total                                                                     5,825,326
-----------------------------------------------------------------------------------

PAPER & FOREST PRODUCTS (0.3%)
Svenska Cellulosa Series B                           16,200                 833,310
-----------------------------------------------------------------------------------

REAL ESTATE MANAGEMENT & DEVELOPMENT (0.1%)
Fabege                                               11,200                 298,372
-----------------------------------------------------------------------------------

SPECIALTY RETAIL (0.6%)
Hennes & Mauritz Series B                            22,850               1,510,793
-----------------------------------------------------------------------------------

SWITZERLAND (2.1%)
BUILDING PRODUCTS (0.1%)
Geberit                                                 171                 303,695
-----------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)
SWITZERLAND (CONT.)

CHEMICALS (0.2%)
Ciba Specialty Chemicals                              3,922                $259,135
Syngenta                                              1,478(b)              293,618
                                                                    ---------------
Total                                                                       552,753
-----------------------------------------------------------------------------------

ELECTRICAL EQUIPMENT (0.4%)
ABB                                                  47,280                 944,822
-----------------------------------------------------------------------------------

INSURANCE (0.6%)
Zurich Financial Services                             4,555               1,321,781
-----------------------------------------------------------------------------------

MACHINERY (0.1%)
Sulzer                                                  201                 264,230
-----------------------------------------------------------------------------------

METALS & MINING (0.4%)
Xstrata                                              18,858                 981,272
-----------------------------------------------------------------------------------

SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (0.1%)
OC Oerlikon                                             392(b)              210,929
-----------------------------------------------------------------------------------

TEXTILES, APPAREL & LUXURY GOODS (0.2%)
Swatch Group Series B                                 1,623                 465,059
-----------------------------------------------------------------------------------

UNITED KINGDOM (19.3%)
AIRLINES (0.1%)
British Airways                                      27,460(b)              276,233
-----------------------------------------------------------------------------------

AUTO COMPONENTS (0.1%)
GKN                                                  35,743                 273,249
-----------------------------------------------------------------------------------

CAPITAL MARKETS (0.5%)
3i Group                                              8,612                 197,820
Man Group                                            86,165                 964,746
                                                                    ---------------
Total                                                                     1,162,566
-----------------------------------------------------------------------------------

CHEMICALS (0.3%)
Imperial Chemical Inds                               62,954                 666,565
-----------------------------------------------------------------------------------

COMMERCIAL BANKS (3.4%)
Barclays                                            152,776               2,205,495
HBOS                                                108,145               2,320,658
Lloyds TSB Group                                    194,132               2,241,616
Royal Bank of Scotland Group                         46,598               1,784,108
                                                                    ---------------
Total                                                                     8,551,877
-----------------------------------------------------------------------------------

                            See accompanying notes to investments in securities.
--------------------------------------------------------------------------------

 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  19

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)
UNITED KINGDOM (CONT.)

COMMERCIAL SERVICES & SUPPLIES (0.2%)
Capita Group                                         12,930                $181,641
Serco Group                                          21,455                 210,513
                                                                    ---------------
Total                                                                       392,154
-----------------------------------------------------------------------------------

DIVERSIFIED TELECOMMUNICATION SERVICES (1.4%)
BT Group                                            451,685               2,841,145
Cable & Wireless                                    180,943                 665,896
                                                                    ---------------
Total                                                                     3,507,041
-----------------------------------------------------------------------------------

ELECTRIC UTILITIES (0.4%)
Scottish & Southern Energy                           32,868                 982,527
-----------------------------------------------------------------------------------

FOOD & STAPLES RETAILING (1.0%)
Alliance Boots                                       29,784                 664,514
J Sainsbury                                          95,120               1,083,803
Tesco                                                81,782                 752,015
                                                                    ---------------
Total                                                                     2,500,332
-----------------------------------------------------------------------------------

FOOD PRODUCTS (0.6%)
Tate & Lyle                                          14,211                 176,210
Unilever                                             40,871               1,278,671
                                                                    ---------------
Total                                                                     1,454,881
-----------------------------------------------------------------------------------

HEALTH CARE EQUIPMENT & SUPPLIES (0.2%)
Smith & Nephew                                       35,362                 441,212
-----------------------------------------------------------------------------------

HOTELS, RESTAURANTS & LEISURE (1.0%)
Compass Group                                       108,935                 787,797
Enterprise Inns                                      14,332                 182,553
InterContinental Hotels Group                        13,941                 336,331
Ladbrokes                                            33,509                 271,625
Punch Taverns                                        14,044                 362,678
Whitbread                                            13,458                 505,337
                                                                    ---------------
Total                                                                     2,446,321
-----------------------------------------------------------------------------------

HOUSEHOLD DURABLES (0.6%)
Barratt Developments                                  7,857                 169,139
Bellway                                               7,539                 227,008
Berkeley Group Holdings Unit                          5,875(b)              202,252
George Wimpey                                        34,569                 400,452
Taylor Woodrow                                       53,729                 517,656
                                                                    ---------------
Total                                                                     1,516,507
-----------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)
UNITED KINGDOM (CONT.)

INDEPENDENT POWER PRODUCERS & ENERGY TRADERS (0.1%)
Intl Power                                           25,692                $224,633
-----------------------------------------------------------------------------------

INDUSTRIAL CONGLOMERATES (0.1%)
Tomkins                                              46,074                 242,892
-----------------------------------------------------------------------------------

INSURANCE (1.1%)
Aviva                                                67,905               1,065,307
Legal & General Group                                68,432                 209,854
Old Mutual                                          411,237               1,459,418
                                                                    ---------------
Total                                                                     2,734,579
-----------------------------------------------------------------------------------

MACHINERY (0.1%)
Invensys                                             49,165(b)              322,726
-----------------------------------------------------------------------------------

MEDIA (0.7%)
Reed Elsevier                                       112,425               1,423,577
Reuters Group                                        33,011                 313,643
                                                                    ---------------
Total                                                                     1,737,220
-----------------------------------------------------------------------------------

MULTILINE RETAIL (0.3%)
Marks & Spencer Group                                51,132                 754,203
-----------------------------------------------------------------------------------

MULTI-UTILITIES (1.6%)
Centrica                                            266,822               2,055,933
Natl Grid                                            83,758               1,315,056
United Utilities                                     39,907                 594,821
                                                                    ---------------
Total                                                                     3,965,810
-----------------------------------------------------------------------------------

OIL, GAS & CONSUMABLE FUELS (0.8%)
BP                                                  168,895               1,894,692
-----------------------------------------------------------------------------------

PHARMACEUTICALS (0.4%)
AstraZeneca                                          18,650               1,014,261
-----------------------------------------------------------------------------------

REAL ESTATE INVESTMENT TRUSTS (REITS) (0.6%)
British Land                                         13,471                 393,460
Great Portland Estates                               12,039                 172,235
Hammerson                                            13,843                 418,634
Land Securities Group                                 5,693                 221,621
Liberty Intl                                          6,110                 146,501
                                                                    ---------------
Total                                                                     1,352,451
-----------------------------------------------------------------------------------

See accompanying notes to investments in securities.
--------------------------------------------------------------------------------

 20 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)
UNITED KINGDOM (CONT.)

ROAD & RAIL (0.3%)
FirstGroup                                           19,116                $250,986
Natl Express Group                                   11,676                 283,706
Stagecoach Group                                     41,900                 154,709
                                                                    ---------------
Total                                                                       689,401
-----------------------------------------------------------------------------------

SPECIALTY RETAIL (0.4%)
DSG Intl                                             53,358                 170,801
Kingfisher                                          125,771                 680,994
                                                                    ---------------
Total                                                                       851,795
-----------------------------------------------------------------------------------

TEXTILES, APPAREL & LUXURY GOODS (0.1%)
Burberry Group                                       18,079                 248,361
-----------------------------------------------------------------------------------

TOBACCO (0.2%)
Imperial Tobacco Group                                9,014                 392,879
-----------------------------------------------------------------------------------

WATER UTILITIES (0.1%)
Severn Trent                                          6,159                 182,160
-----------------------------------------------------------------------------------

WIRELESS TELECOMMUNICATION SERVICES (2.6%)
Vodafone Group                                    2,179,708               6,200,927
-----------------------------------------------------------------------------------

UNITED STATES (4.7%)
DIVERSIFIED FINANCIAL SERVICES
iShares MSCI Emerging Markets Index Fund             85,500              10,302,749
Vanguard Emerging Markets Index Fund                 14,000               1,142,400
                                                                    ---------------
Total                                                                    11,445,149
-----------------------------------------------------------------------------------

TOTAL COMMON STOCKS
(Cost: $204,240,595)                                                   $219,871,196
-----------------------------------------------------------------------------------

PREFERRED STOCKS (0.6%)(c)
ISSUER                                            SHARES                   VALUE(A)
GERMANY
Henkel                                                2,839                $446,304
Porsche                                                 161                 269,641
Volkswagen                                            7,945                 802,997
-----------------------------------------------------------------------------------

TOTAL PREFERRED STOCKS
(Cost: $1,236,775)                                                       $1,518,942
-----------------------------------------------------------------------------------

MONEY MARKET FUND (4.3%)(d)
                                                  SHARES                   VALUE(A)
RiverSource Short-Term Cash Fund                 10,506,574(e)          $10,506,574
-----------------------------------------------------------------------------------

TOTAL MONEY MARKET FUND
(Cost: $10,506,574)                                                     $10,506,574
-----------------------------------------------------------------------------------

TOTAL INVESTMENTS IN SECURITIES
(Cost: $215,983,944)(f)                                                $231,896,712
===================================================================================

NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c)  Foreign security values are stated in U.S. dollars.

(d) Partially pledged as initial margin deposit on the following open stock index futures contracts (see Note 5 to the financial statements):

TYPE OF SECURITY                                                     CONTRACTS
------------------------------------------------------------------------------
PURCHASE CONTRACTS
Dow Jones Euro STOXX 50, June 2007                                      159
Financial Times Stock Exchange 100 Index, June 2007                      38
Nikkei 225, June 2007                                                    53

(e)  Affiliated Money Market Fund -- See Note 6 to the financial statements.

--------------------------------------------------------------------------------

 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  21

(f) At April 30, 2007, the cost of securities for federal income tax purposes was approximately $215,984,000 and the approximate aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation                                            $17,531,000
Unrealized depreciation                                             (1,618,000)
------------------------------------------------------------------------------
Net unrealized appreciation                                        $15,913,000
------------------------------------------------------------------------------

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS
(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii)The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com/funds.

--------------------------------------------------------------------------------

 22 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

FINANCIAL STATEMENTS

STATEMENT OF ASSETS AND LIABILITIES
APRIL 30, 2007 (UNAUDITED)

ASSETS
Investments in securities, at value (Note 1)
   Unaffiliated issuers (identified cost $205,477,370)          $221,390,138
   Affiliated money market fund (identified cost
      $10,506,574) (Note 6)                                       10,506,574
----------------------------------------------------------------------------
Total investments in securities (identified cost
   $215,983,944)                                                 231,896,712
Foreign currency holdings (identified cost $2,196,094) (Note
   1)                                                              2,197,096
Capital shares receivable                                          8,795,353
Dividends and accrued interest receivable                            807,875
Receivable for investment securities sold                            181,850
Margin deposits on futures contracts (Note 5)                        920,236
----------------------------------------------------------------------------
Total assets                                                     244,799,122
----------------------------------------------------------------------------
LIABILITIES
Capital shares payable                                             2,252,581
Payable for investment securities purchased                           25,630
Accrued investment management services fee                            15,897
Accrued distribution fee                                               1,800
Accrued transfer agency fee                                            1,279
Accrued administrative services fee                                    1,590
Accrued plan administration services fee                                   1
Other accrued expenses                                                26,775
----------------------------------------------------------------------------
Total liabilities                                                  2,325,553
----------------------------------------------------------------------------
Net assets applicable to outstanding capital stock              $242,473,569
============================================================================

--------------------------------------------------------------------------------

 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  23

APRIL 30, 2007 (UNAUDITED)

REPRESENTED BY
Capital stock -- $.01 par value (Note 1)                                      $    212,580
Additional paid-in capital                                                     222,081,472
Undistributed net investment income                                                998,153
Accumulated net realized gain (loss)                                             3,312,247
Unrealized appreciation (depreciation) on investments
   and on translation of assets and liabilities in foreign
   currencies (Note 5)                                                          15,869,117
------------------------------------------------------------------------------------------
Total -- representing net assets applicable to outstanding
   capital stock                                                              $242,473,569
==========================================================================================

Net assets applicable to outstanding
   shares:                                   Class A                          $  9,744,469
                                             Class B                          $  1,146,998
                                             Class C                          $    162,126
                                             Class I                          $157,282,453
                                             Class R4                         $     50,546
                                             Class W                          $ 74,086,977
Net asset value per share of outstanding
   capital stock:                            Class A shares        854,949    $      11.40
                                             Class B shares        101,302    $      11.32
                                             Class C shares         14,310    $      11.33
                                             Class I shares     13,779,349    $      11.41
                                             Class R4 shares         4,433    $      11.40
                                             Class W shares      6,503,622    $      11.39
------------------------------------------------------------------------------------------

See accompanying notes to financial statements.

--------------------------------------------------------------------------------

 24 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

STATEMENT OF OPERATIONS
SIX MONTHS ENDED APRIL 30, 2007 (UNAUDITED)

INVESTMENT INCOME
Income:
Dividends                                                     $ 2,101,163
Interest                                                           75,098
Income distributions from affiliated money market fund (Note 6)   173,083
   Less foreign taxes withheld                                   (275,825)
-------------------------------------------------------------------------
Total income                                                    2,073,519
-------------------------------------------------------------------------
Expenses (Note 2):
Investment management services fee                                430,471
Distribution fee
   Class A                                                         16,694
   Class B                                                          2,571
   Class C                                                            424
   Class W                                                         13,343
Transfer agency fee
   Class A                                                          3,569
   Class B                                                            206
   Class C                                                             31
   Class R4                                                             7
   Class W                                                         10,674
Service fee -- Class R4                                                 2
Administrative services fees and expenses                          42,033
Plan administration services fee -- Class R4                           32
Compensation of board members                                         990
Custodian fees                                                     46,530
Printing and postage                                               21,194
Registration fees                                                  62,460
Professional fees                                                  11,069
Other                                                               3,114
-------------------------------------------------------------------------
Total expenses                                                    665,414
   Expenses waived/reimbursed by the Investment Manager and
      its affiliates (Note 2)                                     (17,725)
-------------------------------------------------------------------------
                                                                  647,689
   Earnings and bank fee credits on cash balances (Note 2)           (430)
-------------------------------------------------------------------------
Total net expenses                                                647,259
-------------------------------------------------------------------------
Investment income (loss) -- net                                 1,426,260
-------------------------------------------------------------------------

--------------------------------------------------------------------------------

 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  25

SIX MONTHS ENDED APRIL 30, 2007 (UNAUDITED)

REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
   Security transactions (Note 3)                             $ 3,099,442
   Foreign currency transactions                                  (49,744)
   Futures contracts                                              303,325
-------------------------------------------------------------------------
Net realized gain (loss) on investments                         3,353,023
Net change in unrealized appreciation (depreciation) on
   investments
   and on translation of assets and liabilities in foreign
   currencies                                                  12,117,528
-------------------------------------------------------------------------
Net gain (loss) on investments and foreign currencies          15,470,551
-------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
   operations                                                 $16,896,811
=========================================================================

See accompanying notes to financial statements.

--------------------------------------------------------------------------------

 26 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

STATEMENTS OF CHANGES IN NET ASSETS

                                                                       FOR THE PERIOD FROM
                                                    APRIL 30, 2007        MAY 18, 2006*
                                                   SIX MONTHS ENDED     TO OCT. 31, 2006
                                                     (UNAUDITED)
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                      $  1,426,260          $   228,965
Net realized gain (loss) on investments                 3,353,023               55,720
Net change in unrealized appreciation
   (depreciation) on investments and on
   translation of assets and liabilities in
   foreign currencies                                  12,117,528            4,597,273
------------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting
   from operations                                     16,896,811            4,881,958
------------------------------------------------------------------------------------------
Distributions to shareholders from:
   Net investment income
      Class A                                             (86,059)                  --
      Class B                                              (2,025)                  --
      Class C                                                (329)                  --
      Class I                                            (594,901)                  --
      Class R4                                               (160)                  --
      Class W                                              (1,390)                 N/A
------------------------------------------------------------------------------------------
   Net realized gain
      Class A                                             (15,617)                  --
      Class B                                                (412)                  --
      Class C                                                 (75)                  --
      Class I                                             (90,562)                  --
      Class R4                                                (26)                  --
      Class W                                                (212)                 N/A
------------------------------------------------------------------------------------------
Total distributions                                      (791,768)                  --
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  27

                                                                       FOR THE PERIOD FROM
                                                    APRIL 30, 2007        MAY 18, 2006*
                                                   SIX MONTHS ENDED     TO OCT. 31, 2006
                                                     (UNAUDITED)
CAPITAL SHARE TRANSACTIONS (NOTE 4)
Proceeds from sales
   Class A shares (Note 2)                           $  6,867,312          $ 1,040,948
   Class B shares                                         914,860              175,276
   Class C shares                                         130,597               24,800
   Class I shares                                      95,774,444           61,124,069
   Class R4 shares                                         36,491                6,401
   Class W shares                                      82,898,077                  N/A
Reinvestment of distributions at net asset value
   Class A shares                                          17,767                   --
   Class B shares                                           2,295                   --
   Class C shares                                             131                   --
   Class I shares                                         685,365                   --
   Class R4 shares                                             94                   --
   Class W shares                                           1,554                  N/A
------------------------------------------------------------------------------------------
Payments for redemptions
   Class A shares                                     (10,153,340)             (23,234)
   Class B shares (Note 2)                                (35,707)              (2,796)
   Class C shares (Note 2)                                (12,328)              (4,965)
   Class I shares                                     (13,748,675)          (2,709,057)
   Class R4 shares                                         (2,078)              (5,000)
   Class W shares                                     (11,042,824)                 N/A
------------------------------------------------------------------------------------------
Increase (decrease) in net assets from capital
   share transactions                                 152,334,035           59,626,442
------------------------------------------------------------------------------------------
Total increase (decrease) in net assets               168,439,078           64,508,400
Net assets at beginning of period (Note 1)             74,034,491            9,526,091**
------------------------------------------------------------------------------------------
Net assets at end of period                          $242,473,569          $74,034,491
==========================================================================================
Undistributed net investment income                  $    998,153          $   256,757
------------------------------------------------------------------------------------------

  * When shares became publicly available
 ** Initial capital of $10,338,120 was contributed on May 11, 2006. The Fund had an decrease in net assets resulting from operations of $812,029 during the period from May 11, 2006 to May 18, 2006 (when shares became publicly available).

See accompanying notes to financial statements.

--------------------------------------------------------------------------------

 28 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

NOTES TO FINANCIAL STATEMENTS

(Unaudited as to April 30, 2007)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Fund is a series of RiverSource International Series, Inc. and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. RiverSource International Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the Board. The Fund invests primarily in equity securities of foreign issuers or in instruments that provide exposure to foreign equity markets. The Fund may invest in securities of or instruments that provide exposure to both developed and emerging markets issuers. On May 11, 2006, Ameriprise Financial, Inc. (Ameriprise Financial) invested $10,338,120* in the Fund (996,000 shares for Class A, 1,000 shares for Class B, 1,000 shares for Class C, 34,812** shares for Class I and 1,000 shares for Class Y), which represented the initial capital for each class at $10 per share. Shares of the Fund were first offered to the public on May 18, 2006.

The Fund offers Class A, Class B, Class C, Class I and Class R4 shares.

-  Class A shares are sold with a front-end sales charge.

- Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership.

-  Class C shares may be subject to a CDSC.

- Class I and Class R4 shares have no sales charge and are offered only to qualifying institutional investors.

Effective Dec. 11, 2006, the Board approved renaming Class Y as Class R4, terminating the shareholder servicing agreement, revising the fee structure under the transfer agent agreement from account-based to asset-based, and adopting a plan administration services agreement.

At April 30, 2007, Ameriprise Financial and the affiliated funds-of-funds owned 100% of Class I shares.

Effective Dec. 1, 2006, the Fund offers an additional class of shares, Class W, offered through qualifying discretionary accounts. Class W shares are sold without a front-end sales charge or CDSC.

At April 30, 2007, Ameriprise Financial and the affiliated funds-of-funds owned approximately 65% of the total outstanding Fund shares.

  * Includes $338,120 invested by the RiverSource Retirement Plus Funds.
 ** Includes 33,812 shares purchased by the RiverSource Retirement Plus Funds.

--------------------------------------------------------------------------------

 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  29

All classes of shares have identical voting, dividend and liquidation rights. Class specific expenses (e.g., distribution and service fees, transfer agency fees, plan administration fees) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

The Fund's significant accounting policies are summarized below:

USE OF ESTIMATES

Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.

VALUATION OF SECURITIES

All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. Foreign securities are valued based on quotations from the principal market in which such securities are normally traded. The procedures adopted by the Board of Directors of the funds generally contemplate the use of fair valuation in the event that price quotations or valuations are not readily available, price quotations or valuations from other sources are not reflective of market value and thus deemed unreliable, or a significant event has occurred in relation to a security or class of securities (such as foreign equities) that is not reflected in price quotations or valuations from other sources. A fair value price is a good faith estimate of the value of a security at a given point in time. Many securities markets and exchanges outside the U.S. close prior to the close of the New York Stock Exchange and therefore the closing prices for securities in such markets or on such exchanges may not fully reflect events that occur after such close but before the close of the New York Stock Exchange, including significant movements in the U.S. market after foreign exchanges have closed. Accordingly, in those situations, Ameriprise Financial will fair value foreign equity securities pursuant to procedures adopted by the Board of Directors of the funds, including utilizing a third party pricing service to determine these fair values. These procedures take into account multiple factors, including movements in the U.S. securities markets, to determine a good faith estimate that reasonably reflects the current market conditions as of the close of the New York Stock Exchange. Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost.

--------------------------------------------------------------------------------

 30 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

OPTION TRANSACTIONS

To produce incremental earnings, protect gains, and facilitate buying and selling of securities for investments, the Fund may buy and write options traded on any U.S. or foreign exchange or in the over-the-counter market where completing the obligation depends upon the credit standing of the other party. The Fund also may buy and sell put and call options and write covered call options on portfolio securities as well as write cash-secured put options. The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist.

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss when the option transaction expires or closes. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid.

FUTURES TRANSACTIONS

To gain exposure to or protect itself from market changes, the Fund may buy and sell financial futures contracts traded on any U.S. or foreign exchange. The Fund also may buy and write put and call options on these futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

Upon entering into a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or expires.

--------------------------------------------------------------------------------

 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  31

FOREIGN CURRENCY TRANSLATIONS AND FOREIGN CURRENCY CONTRACTS

Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the statement of operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes. At April 30, 2007, foreign currency holdings consisted of multiple denominations, primarily British pounds and European monetary units.

The Fund may enter into forward foreign currency exchange contracts for operational purposes and to protect against adverse exchange rate fluctuation. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates from an independent pricing service. The Fund is subject to the credit risk that the other party will not complete its contract obligations.

GUARANTEES AND INDEMNIFICATIONS

Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

FEDERAL TAXES

The Fund's policy is to comply with Subchapter M of the Internal Revenue Code that applies to regulated investment companies and to distribute substantially all of its taxable income to shareholders. No provision for income or excise taxes is thus required.

--------------------------------------------------------------------------------

 32 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of deferred losses on certain futures contracts, the recognition of certain foreign currency gains (losses) as ordinary income (loss) for tax purposes and losses deferred due to "wash sale" transactions. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

RECENT ACCOUNTING PRONOUNCEMENTS

On Sept. 20, 2006, the Financial Accounting Standards Board (FASB) released Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" (SFAS 157). SFAS 157 establishes an authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair-value measurements. The application of SFAS 157 is required for fiscal years beginning after Nov. 15, 2007 and interim periods within those fiscal years. The impact of SFAS 157 on the Fund's financial statements is being evaluated.

In June 2006, the FASB issued FASB Interpretation 48 (FIN 48), "Accounting for Uncertainty in Income Taxes." FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement 109, "Accounting for Income Taxes." FIN 48 prescribes a two-step process to recognize and measure a tax position taken or expected to be taken in a tax return. The first step is to determine whether a tax position has met the more-likely-than-not recognition threshold and the second step is to measure a tax position that meets the threshold to determine the amount of benefit to recognize. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after Dec. 15, 2006. Tax positions of the Fund are being evaluated to determine the impact, if any, to the Fund. The adoption of FIN 48 is not anticipated to have a material impact on the Fund.

DIVIDENDS TO SHAREHOLDERS

An annual dividend from net investment income, declared and paid at the end of the calendar year, when available, is reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the income dividend.

OTHER

Security transactions are accounted for on the date securities are purchased or sold. Dividend income is recognized on the ex-dividend date or upon receipt of ex-dividend notification in the case of certain foreign securities. Interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

--------------------------------------------------------------------------------

 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  33

2. EXPENSES AND SALES CHARGES

Under an Investment Management Services Agreement, RiverSource Investments, LLC (the Investment Manager) determines which securities will be purchased, held or sold. The management fee is a percentage of the Fund's average daily net assets that declines from 0.80% to 0.57% annually as the Fund's assets increase. The fee may be adjusted upward or downward by a performance incentive adjustment based on a comparison of the performance of Class A shares of the Fund to the Lipper International Large-Cap Core Funds Index. In certain circumstances, the Board may approve a change in the index. The maximum adjustment is 0.12% per year. If the performance difference is less than 0.50%, the adjustment will be zero. The adjustment increased the fee by $10,139 for the six months ended April 30, 2007.

Under an Administrative Services Agreement, the Fund pays Ameriprise Financial a fee for administration and accounting services at a percentage of the Fund's average daily net assets that declines from 0.08% to 0.05% annually as the Fund's assets increase.

Other expenses in the amount of $1,316 are for, among other things, certain expenses of the Fund or the Board including: Fund boardroom and office expense, employee compensation, employee health and retirement benefits, and certain other expenses. Payment of these Fund and Board expenses is facilitated by a company providing limited administrative services to the Fund and the Board.

Compensation of Board members includes, for the former Board Chair, compensation as well as retirement benefits. Certain other aspects of the former Board Chair's compensation, including health benefits and payment of certain other expenses, are included under other expenses.

Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other RiverSource funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.

Professional fees include fees paid by the Fund for legal services and independent auditor services.

Under a Transfer Agency Agreement, RiverSource Service Corporation (the Transfer Agent) maintains shareholder accounts and records. The Fund pays the Transfer Agent an annual fee per shareholder account for this service as follows:

-  Class A $19.50

-  Class B $20.50

-  Class C $20.00

--------------------------------------------------------------------------------

 34 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

Effective Dec. 11, 2006, as part of the Board's approval to rename Class Y as Class R4, the fee structure under the Transfer Agency Agreement was revised from an account-based fee for Class Y to an asset-based fee for Class R4. The Fund will pay the Transfer Agent an annual asset-based fee at a rate of 0.05% of the Fund's average daily net assets attributable to Class R4 shares. Prior to Dec. 11, 2006, the Fund paid the Transfer Agent an annual account-based fee of $17.50 per shareholder account.

In addition, the Fund pays the Transfer Agent an annual asset-based fee at a rate of 0.20% of the Fund's average daily net assets attributable to Class W shares.

Prior to Dec. 11, 2006, Class I paid a transfer agency fee at an annual rate per shareholder account of $1. This amount is included in the transfer agency fee on the statement of operations. Effective Dec. 11, 2006, this fee was eliminated.

The Transfer Agent charges an annual closed account fee of $5 per inactive account, charged on a pro rata basis for 12 months from the date the account becomes inactive. These fees are included in the transfer agency fees on the statement of operations.

The Fund has agreements with Ameriprise Financial Services, Inc. and RiverSource Distributors, Inc. (collectively, the Distributor) for distribution and shareholder services. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate of up to 0.25% of the Fund's average daily net assets attributable to Class A and Class W shares and a fee at an annual rate of up to 1.00% of the Fund's average daily net assets attributable to Class B and Class C shares.

Beginning Dec. 11, 2006, a new Plan Administration Services Agreement was adopted for the restructured Class R4. The fee is calculated at a rate of 0.25% of the Fund's average daily net assets attributable to Class R4 shares.

Prior to Dec. 11, 2006, under a Shareholder Service Agreement, the Fund paid the Distributor a fee for service provided to shareholders by the Distributor and other servicing agents with respect to Class Y shares. The fee was calculated at a rate of 0.10% of the Fund's average daily net assets attributable to Class Y shares. Effective Dec. 11, 2006, this agreement was terminated.

Sales charges received by the Distributor for distributing Fund shares were $44,068 for Class A, $595 for Class B and $82 for Class C for the six months ended April 30, 2007.

--------------------------------------------------------------------------------

 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  35

In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). Because the acquired funds have varied expense and fee levels and the Fund may own different proportions of acquired funds at different times, the amount of fees and expenses incurred indirectly by the Fund will vary.

For the six months ended April 30, 2007, the Investment Manager and its affiliates waived certain fees and expenses (excluding fees and expenses of acquired funds), such that net expenses were 1.42% for Class A, 2.25% for Class B, 2.24% for Class C, 1.16% for Class I, 1.35% for Class R4 and 1.52% for Class
W. Of these waived fees and expenses, the transfer agency fees waived for Class R4 and Class W were $13 and $5,340, respectively, and the management fees waived at the Fund level were $12,372. In addition, the Investment Manager and its affiliates have agreed to waive certain fees and expenses until Oct. 31, 2007, unless sooner terminated at the discretion of the Board, such that net expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment, will not exceed 1.50% for Class A, 2.27% for Class B, 2.27% for Class C, 1.15% for Class I, 1.33% for Class R4 and 1.50% for Class W of the Fund's average daily net assets.

During the six months ended April 30, 2007, the Fund's custodian and transfer agency fees were reduced by $430 as a result of earnings and bank fee credits from overnight cash balances. The Fund also pays custodian fees to Ameriprise Trust Company, an affiliate of Ameriprise Financial.

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $167,318,038 and $33,210,278 respectively, for the six months ended April 30, 2007. Realized gains and losses are determined on an identified cost basis.

--------------------------------------------------------------------------------

 36 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the periods indicated are as follows:

                                         SIX MONTHS ENDED APRIL 30, 2007
                       CLASS A    CLASS B   CLASS C    CLASS I     CLASS R4(A)   CLASS W(B)
-------------------------------------------------------------------------------------------
Sold                    636,015   85,009    12,243     8,599,702      3,424      7,499,471
Issued for reinvested
 distributions            1,710      222        12        65,964          9            150
Redeemed               (889,789)  (3,428)   (1,140)   (1,285,520)      (209)      (995,999)
-------------------------------------------------------------------------------------------
Net increase
 (decrease)            (252,064)  81,803    11,115     7,380,146      3,224      6,503,622
-------------------------------------------------------------------------------------------

                                  MAY 18, 2006(C) TO OCT. 31, 2006
                       CLASS A    CLASS B   CLASS C    CLASS I     CLASS R4(B)
-------------------------------------------------------------------------------------------
Sold                    113,455   18,823     2,732     6,650,482        743
Issued for reinvested
 distributions               --       --        --            --         --
Redeemed                 (2,442)    (324)     (537)     (286,091)      (534)
-------------------------------------------------------------------------------------------
Net increase
 (decrease)             111,013   18,499     2,195     6,364,391        209
-------------------------------------------------------------------------------------------

(a)  Effective Dec. 11, 2006, Class Y was renamed Class R4.
(b)  For the period from Dec. 1, 2006 (inception date) to April 30, 2007.
(c)  When shares became publicly available.

5. STOCK INDEX FUTURES CONTRACTS

At April 30, 2007, $920,236 was held in a margin deposit account as collateral to cover initial margin deposits on open purchase contracts. See "Summary of significant accounting policies" and "Notes to investments in securities." The terms of the open purchase contracts are as follows:

                                         NUMBER OF      NOTIONAL      UNREALIZED
TYPE OF SECURITY                         CONTRACTS    MARKET VALUE    GAIN (LOSS)
---------------------------------------------------------------------------------
Dow Jones Euro STOXX 50, June 2007
 (European Monetary Unit)                   159       $ 9,418,040      $    729
Financial Times Stock Exchange 100
Index, June 2007 (British Pound)             38         4,914,318       (12,148)
Nikkei 225, June 2007 (U.S. Dollar)          53         4,588,475       (39,137)
---------------------------------------------------------------------------------
Total                                                 $18,920,833      $(50,556)
---------------------------------------------------------------------------------

6. AFFILIATED MONEY MARKET FUND

The Fund may invest its daily cash balance in RiverSource Short-Term Cash Fund, a money market fund established for the exclusive use of the RiverSource funds and other institutional clients of RiverSource Investments.

--------------------------------------------------------------------------------

 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  37

7. BANK BORROWINGS

The Fund has a revolving credit agreement with a syndicate of banks headed by JPMorgan Chase Bank, N.A. (JPMCB), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The Fund must maintain asset coverage for borrowings of at least 300%. The agreement, which enables the Fund to participate with other RiverSource funds, permits borrowings up to $500 million, collectively. Interest is charged to each Fund based on its borrowings at a rate equal to either the higher of the Federal Funds Effective Rate plus 0.40% or the JPMCB Prime Commercial Lending Rate. Borrowings are payable within 60 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum. The Fund had no borrowings under the facility outstanding during the six months ended April 30, 2007.

8. INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to defendants' motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007.

--------------------------------------------------------------------------------

 38 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), the parent company of RiverSource Investments, LLC (RiverSource Investments), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce
(MDOC) related to market timing activities. In connection with these matters, the SEC and MDOC issued orders (the Orders) alleging that AEFC violated certain provisions of the federal and Minnesota securities laws by failing to adequately disclose market timing activities by allowing certain identified market timers to continue to market time contrary to disclosures in mutual fund and variable annuity product prospectuses. The Orders also alleged that AEFC failed to implement procedures to detect and prevent market timing in 401(k) plans for employees of AEFC and related companies and failed to adequately disclose that there were no such procedures. Pursuant to the MDOC Order, the MDOC also alleged that AEFC allowed inappropriate market timing to occur by failing to have written policies and procedures and failing to properly supervise its employees.

As a result of the Orders, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. Pursuant to the terms of the Orders, AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to make presentations at least annually to its board of directors and the relevant mutual funds' board that include an overview of policies and procedures to prevent market timing, material changes to these policies and procedures and whether disclosures related to market timing are consistent with the SEC order and federal securities laws. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. In addition, AEFC agreed to complete and submit to the MDOC a compliance review of its procedures regarding market timing within one year of the MDOC Order, including a summary of actions taken to ensure compliance with applicable laws and regulations and certification by a senior officer regarding compliance and supervisory procedures.

Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.

--------------------------------------------------------------------------------

 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  39

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.

--------------------------------------------------------------------------------

 40 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

9. FINANCIAL HIGHLIGHTS

The tables below show certain important financial information for evaluating the Fund's results.

CLASS A

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED OCT. 31,           2007(I)         2006(B)
Net asset value, beginning of period      $9.82          $9.21
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .08            .01
Net gains (losses) (both realized and
 unrealized)                               1.58            .60
-----------------------------------------------------------------------------------------------------------
Total from investment operations           1.66            .61
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.07)            --
Distributions from realized gains          (.01)            --
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.08)            --
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period           $11.40          $9.82
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $10            $11
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(c),(d),(e)                    1.42%(f)       1.42%(f)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              1.51%(f)       1.48%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)          31%            10%
-----------------------------------------------------------------------------------------------------------
Total return(g)                          17.02%(h)       6.62%(h)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from May 18, 2006 (when shares became publicly available) to Oct. 31, 2006.
(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratio.
(e) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class A would have been 1.43% for the six months ended April 30, 2007 and 1.92% for the period ended Oct. 31, 2006.
(f)  Adjusted to an annual basis.
(g)  Total return does not reflect payment of a sales charge.
(h)  Not annualized.
(i)  Six months ended April 30, 2007 (Unaudited).

--------------------------------------------------------------------------------

 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  41

CLASS B

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED OCT. 31,           2007(I)         2006(B)
Net asset value, beginning of period      $9.79          $9.21
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .07             --
Net gains (losses) (both realized and
 unrealized)                               1.54            .58
-----------------------------------------------------------------------------------------------------------
Total from investment operations           1.61            .58
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.07)            --
Distributions from realized gains          (.01)            --
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.08)            --
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period           $11.32          $9.79
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                   $1            $--
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(c),(d),(e)                    2.25%(f)       2.21%(f)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              1.75%(f)       (.03%)(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)          31%            10%
-----------------------------------------------------------------------------------------------------------
Total return(g)                          16.48%(h)       6.30%(h)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from May 18, 2006 (when shares became publicly available) to Oct. 31, 2006.
(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratio.
(e) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class B would have been 2.26% for the six months ended April 30, 2007 and 2.71% for the period ended Oct. 31, 2006.
(f)  Adjusted to an annual basis.
(g)  Total return does not reflect payment of a sales charge.
(h)  Not annualized.
(i)  Six months April 30, 2007 (Unaudited).

--------------------------------------------------------------------------------

 42 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

CLASS C

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED OCT. 31,           2007(I)         2006(B)
Net asset value, beginning of period      $9.79          $9.21
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .07             --
Net gains (losses) (both realized and
 unrealized)                               1.54            .58
-----------------------------------------------------------------------------------------------------------
Total from investment operations           1.61            .58
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.06)            --
Distributions from realized gains          (.01)            --
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.07)            --
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period           $11.33          $9.79
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--            $--
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(c),(d),(e)                    2.24%(f)       2.21%(f)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              1.59%(f)        .74%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)          31%            10%
-----------------------------------------------------------------------------------------------------------
Total return(g)                          16.50%(h)       6.30%(h)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from May 18, 2006 (when shares became publicly available) to Oct. 31, 2006.
(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratio.
(e) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class C would have been 2.25% for the six months ended April 30, 2007 and 2.71% for the period ended Oct. 31, 2006.
(f)  Adjusted to an annual basis.
(g)  Total return does not reflect payment of a sales charge.
(h)  Not annualized.
(i)  Six months ended April 30, 2007 (Unaudited).

--------------------------------------------------------------------------------

 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  43

CLASS I

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED OCT. 31,           2007(I)         2006(B)
Net asset value, beginning of period      $9.83          $9.21
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .10            .02
Net gains (losses) (both realized and
 unrealized)                               1.58            .60
-----------------------------------------------------------------------------------------------------------
Total from investment operations           1.68            .62
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.09)            --
Distributions from realized gains          (.01)            --
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.10)            --
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period           $11.41          $9.83
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                 $157            $63
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(c),(d),(e)                    1.16%(f)       1.15%(f)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              2.51%(f)       1.17%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)          31%            10%
-----------------------------------------------------------------------------------------------------------
Total return(g)                          17.16%(h)       6.73%(h)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from May 18, 2006 (when shares became publicly available) to Oct. 31, 2006.
(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratio.
(e) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class I would have been 1.17% for the six months ended April 30, 2007 and 1.65% for the period ended Oct. 31, 2006.
(f)  Adjusted to an annual basis.
(g)  Total return does not reflect payment of a sales charge.
(h)  Not annualized.
(i)  Six months ended April 30, 2007 (Unaudited).

--------------------------------------------------------------------------------

 44 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

CLASS R4*

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED OCT. 31,           2007(I)         2006(B)
Net asset value, beginning of period      $9.83          $9.21
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .09            .02
Net gains (losses) (both realized and
 unrealized)                               1.57            .60
-----------------------------------------------------------------------------------------------------------
Total from investment operations           1.66            .62
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.08)            --
Distributions from realized gains          (.01)            --
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.09)            --
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period           $11.40          $9.83
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--            $--
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(c),(d),(e)                    1.35%(f)       1.27%(f)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              2.44%(f)       1.72%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)          31%            10%
-----------------------------------------------------------------------------------------------------------
Total return(g)                          16.99%(h)       6.73%(h)
-----------------------------------------------------------------------------------------------------------

 *   Effective Dec. 11, 2006, Class Y was renamed Class R4.
(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from May 18, 2006 (when shares became publicly available) to Oct. 31, 2006.
(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratio.
(e) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class R4 would have been 1.45% for the six months ended April 30, 2007 and 1.77% for the period ended Oct. 31, 2006.
(f)  Adjusted to an annual basis.
(g)  Total return does not reflect payment of a sales charge.
(h)  Not annualized.
(i)  Six months ended April 30, 2007 (Unaudited).

--------------------------------------------------------------------------------

 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  45

CLASS W

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED OCT. 31,           2007(B)
Net asset value, beginning of period     $10.13
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .13
Net gains (losses) (both realized and
 unrealized)                               1.23
-----------------------------------------------------------------------------------------------------------
Total from investment operations           1.36
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.09)
Distributions from realized gains          (.01)
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.10)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period           $11.39
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $74
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(c),(d),(e)                    1.52%(f)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              5.80%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)          31%
-----------------------------------------------------------------------------------------------------------
Total return(g)                          13.49%(h)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Dec. 1, 2006 (inception date) to April 30, 2007 (Unaudited).
(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratio.
(e) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratio of expenses for Class W would have been 1.81% for the period ended April 30, 2007.
(f)  Adjusted to an annual basis.
(g)  Total return does not reflect payment of a sales charge.
(h)  Not annualized.

--------------------------------------------------------------------------------

 46 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

PROXY VOTING

The policy of the Board is to vote all proxies of the companies in which the Fund holds investments. The procedures are stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; visiting riversource.com/funds; or searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities is filed with the SEC by August 31 for the most recent 12-month period ending June 30 of that year, and is available without charge by visiting riversource.com/funds; or searching the website of the SEC at www.sec.gov.

--------------------------------------------------------------------------------

 RIVERSOURCE DISCIPLINED INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  47

THROUGH THE RIVERSOURCE INVESTMENTS FAMILY OF FUNDS, YOU CAN BUILD A DIVERSIFIED PORTFOLIO THAT IS DESIGNED TO HELP YOU REACH YOUR GOALS.

GROWTH FUNDS
RiverSource Growth Fund
RiverSource Fundamental Growth Fund
RiverSource Disciplined Large Cap
   Growth Fund
RiverSource Mid Cap Growth Fund
RiverSource Aggressive Growth Fund
RiverSource Small Cap Growth Fund
Sector: RiverSource Global
   Technology Fund
BLEND FUNDS
RiverSource Disciplined Equity Fund
RiverSource Large Cap Equity Fund
RiverSource S&P 500 Index Fund
RiverSource Disciplined Small and
   Mid Cap Equity Fund
RiverSource Small Cap Advantage
   Fund
RiverSource Small Company Index
   Fund
RiverSource Small Cap Equity Fund
Sector: RiverSource Precious Metals
   and Mining Fund
VALUE FUNDS
RiverSource Dividend Opportunity
   Fund
RiverSource Value Fund
RiverSource Fundamental Value Fund
RiverSource Equity Value Fund
RiverSource Large Cap Value Fund
RiverSource Diversified Equity
   Income Fund
RiverSource Select Value Fund
RiverSource Mid Cap Value Fund
RiverSource Disciplined Small Cap
   Value Fund
RiverSource Small Cap Value Fund
Sector: RiverSource Real Estate
   Fund
ASSET ALLOCATION FUNDS
RiverSource Portfolio Builder
   Conservative Fund
RiverSource Income Builder Basic
   Income Fund
RiverSource Income Builder Moderate
   Income Fund
RiverSource Income Builder Enhanced
   Income Fund
RiverSource Portfolio Builder
   Moderate Conservative Fund
RiverSource Portfolio Builder
   Moderate Fund
RiverSource Retirement Plus(SM)
   2010 Fund
RiverSource Balanced Fund
RiverSource Portfolio Builder
   Moderate Aggressive Fund
RiverSource Retirement Plus(SM)
   2015 Fund
RiverSource Strategic Allocation
   Fund
RiverSource Retirement Plus(SM)
   2020 Fund
RiverSource Portfolio Builder
   Aggressive Fund
RiverSource Retirement Plus(SM)
   2025 Fund
RiverSource Retirement Plus(SM)
   2030 Fund
RiverSource Retirement Plus(SM)
   2035 Fund
RiverSource Retirement Plus(SM)
   2040 Fund
RiverSource Retirement Plus(SM)
   2045 Fund
RiverSource Portfolio Builder Total
   Equity Fund

--------------------------------------------------------------------------------

THIS PAGE IS NOT PART OF THE SEMIANNUAL REPORT

TAXABLE INCOME FUNDS
RiverSource Cash Management Fund*
RiverSource Short Duration U.S.
   Government Fund
RiverSource U.S. Government
   Mortgage Fund
RiverSource Inflation Protected Securities
   Fund
RiverSource Floating Rate Fund
RiverSource Limited Duration Bond
   Fund
RiverSource Core Bond Fund
RiverSource Diversified Bond Fund
RiverSource Strategic Income
   Allocation Fund
RiverSource Income Opportunities
   Fund
RiverSource High Yield Bond Fund
RiverSource Global Bond Fund
RiverSource Emerging Markets Bond
   Fund
TAX-EXEMPT FUNDS
RiverSource Tax-Exempt Money Market
   Fund*
RiverSource Intermediate Tax-Exempt
   Fund
RiverSource Tax-Exempt Bond Fund
RiverSource State Tax-Exempt Funds
RiverSource Tax-Exempt High Income
   Fund
GLOBAL/INTERNATIONAL FUNDS
RiverSource Global Equity Fund
RiverSource International Select
   Value Fund
RiverSource International Equity
   Fund
RiverSource Disciplined
   International Equity Fund
RiverSource International
   Opportunity Fund
RiverSource International Small Cap
   Fund
RiverSource International
   Aggressive Growth Fund
RiverSource European Equity Fund
RiverSource Emerging Markets Fund

You should consider the investment objectives, risks, charges and expenses of a mutual fund carefully before investing. For a free prospectus of any of the funds listed above, which contains this and other important information about the funds, contact your financial institution or visit riversource.com/funds. Read the prospectus carefully before investing.

Investment products, including shares of mutual funds, involve risks including possible loss of principal and fluctuation in value. Investing in certain funds involves special risks, such as those related to investments in foreign securities, small- and mid-capitalization stocks, fixed income securities (especially high-yield securities), and funds which focus their investments in a particular sector, such as real estate, technology and precious metals. See each fund's prospectus for specific risks associated with the fund.

* AN INVESTMENT IN A MONEY MARKET FUND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH A MONEY MARKET FUND SEEKS TO MAINTAIN THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN A MONEY MARKET FUND.

"Standard & Poors(R)," "S&P," "S&P 500(R)," and "Standard & Poor's 500(R)" are trademarks of the McGraw-Hill Companies, Inc. These trademarks and service marks have been licensed for use by Ameriprise Financial, Inc. The Funds are not sponsored, endorsed, sold or promoted by Standard & Poor's or any of their subsidiaries or affiliates (the "Licensors") and the Licensors make no representation regarding the advisability of investing in the Funds.

--------------------------------------------------------------------------------

                                  THIS PAGE IS NOT PART OF THE SEMIANNUAL REPORT

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

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

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

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

     RIVERSOURCE(R) DISCIPLINED INTERNATIONAL EQUITY FUND

     734 Ameriprise Financial Center

     Minneapolis, MN 55474

     RIVERSOURCE.COM/FUNDS

                                    This report must be accompanied or preceded by the Fund's
                                    current prospectus. RiverSource(R) mutual funds are
                                    distributed by RiverSource Distributors, Inc. and Ameriprise
                                    Financial Services, Inc., Members NASD, and managed by
       (RIVERSOURCE INVESTMENTS     RiverSource Investments, LLC. These companies are part of
       LOGO)                        Ameriprise Financial, Inc.                                                      S-6518 A (6/07)